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                                                                    EXHIBIT 10.8




                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  PREPARED FOR

                     COMPUTER TECHNOLOGIES ASSOCIATES, INC.
                          (FORMERLY, CTA INCORPORATED)





                                AUGUST 11, 1998





                           [EFFECTIVE AUGUST 1, 1998]
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                     COMPUTER TECHNOLOGIES ASSOCIATES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



ARTICLE I - PURPOSE: EFFECTIVE DATE

1.1. PURPOSE. The purpose of this Supplemental Executive Retirement Plan (hereinafter, the "Plan") is to provide supplemental benefits, payable primarily upon retirement for certain key employees of Computer Technologies Associates, Inc. (formerly, CTA INCORPORATED), and its affiliated or subsidiary companies. It is intended that the Plan will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits.

1.2.     EFFECTIVE DATE. This Plan shall be effective as of August 1, 1998.


ARTICLE II - DEFINITIONS



For the purposes of this Plan, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

2.1. ACTUARIAL EQUIVALENT. "Actuarial Equivalent" means an equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Employer, using sound actuarial assumptions at the time of such determination. The initial assumptions shall be set forth in the attached Exhibit I to this Agreement, and may be modified from time to time consistent with sound actuarial assumptions at that time.

2.2. BENEFICIARY. "Beneficiary" means the person, persons or entity as designated by the Participant, entitled under Article V to receive any Plan benefits that may be payable after the Participant's death.

2.3.    BOARD. "Board" means the Board of Directors of the Employer.

2.4.    CHANGE OF CONTROL. A "Change of Control" shall occur:

         a)     upon the Employer's knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange
                Act) directly or indirectly, of securities of the Employer representing ten percent (10%) or more of the combined voting power of the then outstanding securities; or
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          b)    upon the first purchase of the Common Stock of the Employer pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Employer); or

          c) upon the approval by the stockholders of the Employer of a merger or consolidation (other than a merger or consolidation in which the Employer is the surviving corporation and which does not result in any reclassification or reorganization of the Employer's then outstanding securities), a sale or disposition of all or substantially all of the Employer's assets or a plan of liquidation or dissolution of the Employer; or

          d) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the stockholders of the Employer of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2.5. COMMITTEE. "Committee" means committee appointed by the Board to administer the Plan pursuant to Article VI. The initial Committee so designated by the Board shall consist of John Wagner, Director of Treasury Management of the Employer, Gregory H. Wagner, Chief Financial Officer of the Employer and Terry J. Piddington, President of CTA Federal Systems Company.

2.6. DISABILITY. "Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for Employer as defined under the Long Term Disability Program sponsored by the Employer. The final determination of what constitutes a Disability under this Plan shall be determined in the sole discretion of the Committee.

2.7. EARLY RETIREMENT DATE. "Early Retirement Date" means the date on which a Participant terminates employment with Employer, if such termination date occurs on or after such Participant's attainment age of fifty-five (55) and completion of ten (10) Years of Service, but prior to the Participant's Normal Retirement Date.

2.8. EMPLOYER. "Employer" means COMPUTER TECHNOLOGIES ASSOCIATES, INC. (formerly, CTA INCORPORATED), a Colorado corporation and directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

2.9. FINAL AVERAGE COMPENSATION. "Final Average Compensation" means the average of the Participant's annual cash compensation over the three
        (3) year period of employment with the Employer immediately preceding termination of such employment. For purposes of this Agreement, a Participant's annual cash compensation shall include base salary, incentive bonuses, and any amounts deferred by the Participant pursuant to the 401(k) Plan. The Final Average Compensation shall be derived by adding the compensation received (or which
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        would have been received if not for the deferral of compensation pursuant to the 401(k) Plan) during the 36 full calendar months of employment with the Employer immediately preceding termination of such employment, divided by 36, and then multiplying that figure by twelve to arrive at an annual figure. If the Participant terminates employment prior to achieving 36 full months of employment, this calculation shall use the Participant's Compensation during the actual number of full calendar months of employment, divided by the actual number of full months of employment.

2.l0. NORMAL RETIREMENT DATE. "Normal Retirement Date" means the date on which a Participant terminates employment with Employer on or after attaining age sixty-two (62).

2.11. PARTICIPANT. "Participant" means any employee who is eligible, pursuant to section 3.1, to participate in this Plan, and who has not yet received full benefits hereunder.

2.12. PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement filed by a Participant and approved by the Committee pursuant to Article III.

2.13. RETIREMENT. "Retirement" means a Participant's termination from employment with Employer at the participant's Early Retirement Date or Normal Retirement Date, as applicable.

2.14. RETIREMENT PLANS. "Retirement Plans" means any qualified retirement plan maintained by Employer that qualifies under Section 401(a) of the Internal Revenue Code. As of the effective date of this Plan, the Retirement plans include the following:

        a) CTA INCORPORATED DEFINED CONTRIBUTION 401k RETIREMENT PLAN (401(k) Plan) ; and,

        b)      CTA INCORPORATED EMPLOYEE STOCK OWNERSHIP PLAN (ESOP).

2.15. SUPPLEMENTAL RETIREMENT BENEFIT. "Supplemental Retirement Benefit" means the benefit determined under Article IV of this Plan, and shall consist of the Target Benefit reduced by the amount of the Offsets.

2.16. YEARS OF SERVICE. "Years of Service" means the number of years of service determined in accordance with the provisions of the ESOP, whether or not the Participant is a participant in such plan, except that in the event of the Participant's termination of service with the Employer for any reason within three (3) years following a Change of Control, Years of Service shall be calculated as if the Participant had remained employed until the Participant's Normal Retirement Date.

ARTICLE III - PARTICIPATION

3.1. ELIGIBILITY AND PARTICIPATION. The Compensation Committee of the Board shall have the sole right to set eligibility requirements and offer participation into the Plan according to the following guidelines:

        a) Eligibility. Eligibility to participate in the Plan shall be limited to those select key employees of Employer who hold the title of Executive Vice President and above and are designated by the Compensation Committee of the Board.

        b) Participation. An employee's participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, completion of a Participation Agreement and acceptance of each by the Committee. Subject to Section 3.2, participation in the Plan shall continue until such time as the Participant terminates employment with Employer and as long thereafter as the Participant is eligible to receive benefits under this Plan.

3.2. CHANGE IN EMPLOYMENT STATUS. If the Committee determines that a Participant's employment performance is no longer at a level that deserves reward through participation in this Plan, but does not terminate the Participant's employment with Employer, participation herein and eligibility to receive benefits hereunder shall be limited to the Supplemental Retirement Benefit determined as if the Participant were to have terminated service as of the date designated by the Board ("Participation Termination Date"). Eligibility for such benefits shall be based solely on the Participant's Years of Service as of the Participation Termination Date.


ARTICLE IV - SUPPLEMENTAL BENEFITS

4.1. NORMAL RETIREMENT BENEFIT. If a Participant terminates services at or after the Normal Retirement Date, within three (3) years following a Change of Control, or as a result of death, Employer shall pay to the Participant an annual Supplemental Retirement Benefit equal to the amount described below as the Target Benefit minus the Offsets:

        a) Target Benefit shall be equal to the Participant's Final Average Compensation multiplied by the product of the Participant's Years of Service as of the Normal Retirement Date up to a maximum of 15, multiplied by 4%.

        b) Offsets shall be equal to the sum of the following benefits paid or due to the Participant attributable to contributions made to the Retirement Plans by the Employer and shall not include any amounts attributable to contributions made by the Participant or which were deferred by the Participant under the 401(k) Plan, with each benefit calculated as a Single Life Annuity with payments commencing at the time Supplemental Benefits under this Plan:

                i) the annual benefit payable under the 401(k) Plan determined by annuitizing the account balance under the 401(k) Plan using the assumptions provided for
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                         under this Plan;

                 ii) the annual benefit payable under the ESOP determined by annuitizing the account balance under the ESOP using the assumptions provided for under this Plan; and,

                 iii) 100% of the annual Primary Insurance Amount payable to the Participant under Title II of the Social Security Act as of the time of commencement of benefits under this Plan, but in no event shall such amount be reduced below that of the reduced annual Primary Insurance Amount payable at the Participant's age 62 nor increased above the amount payable at the Participant's Social Security Normal Retirement Age as defined under the Social Security Act.

4.2. EARLY RETIREMENT BENEFIT. If a Participant terminates services at an Early Retirement Date, Employer shall pay to the Participant an annual Supplemental Retirement Benefit equal to the amount of the Normal Retirement Benefit calculated at the time of Early Retirement and if payments are to commence prior to the Participant's Normal Retirement Age, the payment shall be reduced by 6% for each year less than the Participant's age 62 that payments commence.

4.3. DISABILITY BENEFIT. If a Participant suffers a Disability, the Participant shall continue to be considered a Participant in this Plan and shall continue to accumulate Years of Service during the period of Disability up to the Participant's Normal Retirement Date, at which time the Participant shall be paid a Supplemental Benefit as provided in paragraph 4.1.

4.4. DEATH BENEFITS. In the event of death of a Participant, a benefit shall be paid in lieu of any other benefit under this Plan in the following manner:

        a) In the event of the death of a Participant prior to commencement of benefit payments under this Plan, the Participant's Beneficiaries shall receive a benefit equal to the Normal Retirement Benefit calculated under paragraph 4.1 above, calculated as if the Participant had continued to be employed by the Employer until his or her Normal Retirement Date, and had elected to receive benefits hereunder in the form of a Joint and 100% annuity. The benefit shall then be paid as a lifetime benefit to the beneficiary commencing at the time that the Participant would have attained age 62. However, in the sole discretion of the Committee, the Beneficiary may request that the benefit be paid in an Actuarial Equivalent form, including but not limited to a lump sum payment.

         b) In the event of the death of a Participant after the commencement of benefit payments under this Plan, the Participant's Beneficiaries shall receive a benefit payment, if any, consistent with the Form of Benefit chosen by the Participant.

4.5. TERMINATION BENEFITS. If a Participant terminates employment with Employer for reasons other than those specified under paragraphs 4.1, 4.2, 4.3, or 4.4 above, no benefit shall be due and payable under this Plan.
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4.6.    NON-COMPETITION. As a condition of continuing to receive benefits under this Plan as set forth in this Article, the Participant must refrain from competing or interfering with the Employer while they are a Participant under this Plan or are eligible to receive benefit payments pursuant to this Plan. For purposes of this Plan, competing with the Employer shall include but not be limited to being employed by, owning or otherwise associating with known competitors of the Employer, soliciting existing or prospective clients of the Employer to provide goods or services which are or can be supplied by the Employer, soliciting employees of the Employer to leave the employ of the Employer, or any other practice which is viewed by the Committee as interfering with the lawful pursuit of business by the Employer.

4.7. FORM OF PAYMENT. The Supplemental Retirement Benefit shall be calculated initially as a Single Life Annuity and then converted to an Actuarial Equivalent benefit in the form of a Joint and 100% Survivor Benefit payable in monthly installments, and shall continue to be paid to the designated Beneficiary of the Participant in the event of the death of the Participant. The Participant shall have the right to petition the Committee to have the Supplemental Retirement Benefit paid in an Actuarial Equivalent form, which the Committee may, in its sole discretion, grant or deny.

4.8. COMMENCEMENT OF BENEFIT PAYMENTS. Unless otherwise specified above, benefit payments under this Plan shall ordinarily commence as soon as practicable after the Participant's Normal Retirement Date, but not later than sixty (60) days after all information necessary to calculate the benefit amount has been received by Employer. All payments shall be made as of first day of the month. If the Supplemental Retirement Benefit becomes due as a result of the death of the Participant as set forth in paragraph 4.4, above, payments shall commence to the Beneficiary as soon as practicable after death but not later than sixty (60) days after all information necessary to calculate the benefit amount has been received by Employer.

4.9. WITHHOLDING; PAYROLL TAXES. Employer shall withhold from payments hereunder any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405 (a)(2) of the Code, or any successor provision thereto.

4. 10 PAYMENT TO GUARDIAN. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, or incompetent person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Employer from all liability with respect to such benefit.
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ARTICLE V - BENEFICIARY DESIGNATION

5.1. BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death, however if the Participant is married at the time of the Participant's death, the Beneficiary shall be the Participant's surviving spouse unless such spouse has consented in writing to the designation of some other Beneficiary. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the a Participant's lifetime.

5.2. CHANGING BENEFICIARY. Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. A Beneficiary Designation may be changed by a married Participant only with the written consent of the Participant's spouse unless the Participant's spouse had previously consented in express, written form to permit such change of Beneficiary without any requirement of further consent by the spouse. The filing of a new designation shall cancel all designations previously filed.

5.3. NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

        a)       The Participant's surviving spouse;

        b) The Participant's children in equal shares, except that if any of the Participant's children predeceases the Participant but leaves surviving children of their own, then such surviving children shall take by right of representation the share the deceased child of the Participant would have take if living;

        c)       The Participant's estate.

5.4. EFFECT OF PAYMENT. Payment to the Beneficiary shall completely discharge the Employer's obligations under this plan.





ARTICLE VI - ADMINISTRATION

6.1. COMMITTEE; DUTIES. The Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

6.2. AGENTS. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

6.3. BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

6.4. INDEMNITY OF COMMITTEE. The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.




ARTICLE VII - CLAIMS PROCEDURE

7.1. CLAIM. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan (hereinafter referred to as "Claimant") shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

7.2. DENIAL OF CLAIM. If the claim or request is denied, the written notice of denial shall state:

         a) The reason for denial, with specific reference to the Plan provisions on which the denial is based;

         b) A description of any additional material or information required and an explanation of why it is necessary; and

         c)      An explanation of the Plan's claims review procedure.

7.3. REVIEW OF CLAIM. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Committee of Claimant's claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the

         Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

7.4. FINAL DECISION. The decision on review shall normally be made within sixty (60) days after the Committee's receipt of Claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.



ARTICLE VIII - TERMINATION, SUSPENSION OR AMENDMENT

8.1. TERMINATION, SUSPENSION OR AMENDMENT OF PLAN. The Board may, in its sole discretion, terminate or suspend the Plan at any time, in whole or in part. The Board may amend the Plan at any time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died, except as otherwise determined by the Board under Section 9.1 with respect to any Participant.




ARTICLE IX - MISCELLANEOUS

9.1. UNFUNDED PLAN. This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments, or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

9.2. EMPLOYER OBLIGATION. The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Employer, and shall not be an obligation of another employer.

9.3. UNSECURED GENERAL CREDITOR. Except as provided in Section 9.4, Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Employer or any other party for payment of benefits under this

         Plan. Any property held by Employer for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

9.4. TRUST FUND. Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Employer may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all Employer's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay those benefits directly to the Participant or Beneficiary. If not paid from the trust, such benefits shall remain the obligation of Employer.

9.5. NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

9.6. NOT A CONTRACT OF EMPLOYMENT. This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

9.7. Protective Provisions. A Participant shall cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and by taking such other action as may be requested by Employer.

9.8. GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Maryland, except as may be preempted by federal law.

9.9. VALIDITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

9.10. NOTICE. Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Employer's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

9.11. SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.




COMPUTER TECHNOLOGIES ASSOCIATES, INC.



By:
   ------------------------------


Its:
    -----------------------------


Dated:
      ---------------------------

                                   EXHIBIT I



                                     to the

                     Supplemental Executive Retirement Plan

                                      for

                     Computer Technologies Associates, Inc.


================================================================================


For purposes of the above mentioned Plan, the following assumptions may be used initially to determine the "Actuarial Equivalent" as defined in the Plan:





Mortality Assumptions              The 1983 Group Annuity Mortality Table (Male)

Interest Rate                      7% compounded annually

Projection of account balances     7% compounded annually











Other assumptions shall be selected as needed on a reasonably consistent basis. These assumptions shall be amended periodically as needed to reflect reasonable assumptions as of the time that the calculation of an Actuarial Equivalent needs to be determined.